UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 11, 2013

WESTERN CAPITAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-52015	47-0848102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 “I” Street, Suite 150
Omaha, Nebraska 68137
(Address of principal executive offices) (Zip Code)

(402) 551-8888
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2013, Western Capital Resources, Inc. entered into an Amended and Restated Employment Agreement with its Chief Executive Officer, Mr. John Quandahl, to be effective as of April 1, 2013, due to the fact that Western Capital’s earlier Employment Agreement with Mr. Quandahl expired as of March 31, 2013. The amended and restated agreement has a term of three years and contains other terms and conditions that are identical to those of the original agreement. Specifically, the amended and restated agreement provides Mr. Quandahl an annual base salary of $246,000 and eligibility for an annual performance-based cash bonus.

The performance-based bonus provisions of the amended and restated agreement permit Mr. Quandahl and other members of management to receive annual bonus payments based on adjusted EBITDA targets annually established by the Board of Directors (e.g., the 2012 and 2011 adjusted EBITDA target was $5.2 million and $4.0 million, respectively). If Western Capital’s actual adjusted EBITDA performance for a particular annual period ranges from 85-100% of the established adjusted EBITDA target, management will be entitled to receive a cash bonus consisting of 7.5% of the actual adjusted EBITDA. Mr. Quandahl’s share of the bonus pool for any particular year is expected to be 10-50% (but may be more), and the bonus pool will be payable to other management-level participants in the bonus pool, if any, selected from time to time by the Board of Directors in its discretion. If Western Capital’s actual adjusted EBITDA performance for a particular annual period is less than 85% of the established adjusted EBITDA target, no bonus will be payable, and if such performance exceeds 100% of the established adjusted EBITDA target, the bonus pool will include 15% of the amount by which such performance exceeds the target. In addition to the adjusted EBITDA threshold, the amended and restated agreement also contains capital expenditure and working capital thresholds.

The amended and restated agreement also contains customary provisions prohibiting Mr. Quandahl from soliciting customers and employees of Western Capital for three years after any termination of his employment with the company, and from competing with Western Capital for either three years (if Mr. Quandahl is terminated for good cause or if he resigns without good reason) or two years (if Western Capital terminates Mr. Quandahl’s employment for without good cause or if he resigns with good reason). If Mr. Quandahl’s employment is terminated by Western Capital without “good cause” or if Mr. Quandahl voluntarily resigns with “good reason,” then Mr. Quandahl will be entitled to (i) severance pay for a period of 12 months and (ii) reimbursement for health insurance premiums for his family if he elects continued coverage under COBRA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN CAPITAL RESOURCES, INC.:
(Registrant)

Date: April 11, 2013	By:	/s/ John Quandahl
John Quandahl Chief Executive Officer